Employment Offer Letter

August 16, 2006

Gerhard Beenen

14925 SW Onyx Ct.

Beaverton, OR 97007

Dear Gerhard,

It is with great pleasure that I extend to you this revised offer of employment with Sunrise Telecom Incorporated. This offer letter will confirm the terms and conditions set forth for the position of President and General Manager, Telecom Products Group, and Officer of Sunrise Telecom, Incorporated. Upon acceptance, please sign this letter and return via fax (408-972-2158) and mail in the enclosed envelope at your earliest convenience.

  1. Starting Salary: $19,166.67/month

  2. Start Date: August 28, 2006

  3. Job Duties (tentative assignments, some or all may change in future)

    " Achieve budgeted revenue, controlling expenses, and maximizing profitability of the Company's Telecom Products Group.
    " Establish key working relationships with our worldwide entities.
    " Oversee product development, marketing, R&D, and operations.
    " Ensure the delivery of quality products.
    " Plan and direct all operational activities within the Telecom Products Group (R&D, product management, manufacturing and supply chain management, purchasing, quality, product verification, facilities, and customer service).
    " Successfully manage the divisional P&L, balance sheet, and budgeting process.
    " Work with the global sales organizations to drive product sales.
    " Ensure an effective divisional relationship with the Company's manufacturing facility in Taiwan.
    " Direct the development and implementation of Telecom Products Group goals, in support of the overall corporate business strategy.
    " Learn and promote the ISO 9001 quality system within the Telecom Products Group.
    " Assure compliance of products and operations with applicable worldwide laws and regulations and the Company's Code of Ethics.
    " Continuously improve the Telecom Products Group's products and processes.
    " Expected objectives for the remainder of 2006:
    o Establish working relationships with group employees
    o Develop working knowledge of our products and customers
    o Develop a product roadmap for the Telecom Products Group
    o Review and revise product development process
    o Evaluate our quality system -- identify problems and create action plan
    o Hire a Vice President of Marketing

  4. Working Hours: Starting from no later than 9:00 am daily.

5. Benefits (per company policy)

-80,000 option shares to be issued at the next meeting of the Compensation Committee of Board of Directors following completion of all outstanding SEC reporting and following hire date.

-10 paid holidays per year per company policy, 15 days of paid time off per year

Employment Offer Letter (continued)

-Medical, dental & vision insurance: 90% premium paid for employee,

50% premium paid for spouse and children

-Employee Stock Purchase Plan and Profit Sharing Plan

-401(k) plan per company policy

-Others per employee handbook

  6. Performance Review

Performance reviews are generally given on an annual basis on or around March 1st.

  4. Introductory Period (First 3 months of employment with a performance evaluation upon successful completion.)

Paid Personal Time Off (PTO) is not allowed, however, PTO hours are accrued normally.

5. Relocation Reimbursement

-Up to $50,000 is available to be reimbursed for moving expenses, including temporary housing prior to move in, moving expenses of personal items to new home, and house hunting trips for you to relocate to California within one year from hire date. Moving expenses include commuting costs prior to house purchase, trips for the family to and from Portland to the Bay area while a house is not yet purchased, up to 1 year's worth of rent on housing in the bay area prior to the purchase of a home, packing and moving of household items from Portland to the bay area. Moving expenses will also include loan origination cost and closing cost but no other costs in the purchase of a new home. In the event that you leave employment voluntarily within one year from the date of hire, you will be required to reimburse Sunrise for the monthly prorated portion of the relocation reimbursement, with no further obligation to reimburse the Company on your one year anniversary of employment with the Company.

6. Incentive Bonus $57,500 (annual) at target, and up to $460,000 (annual) max

The Incentive bonus you will earn for the remainder of 2006 will be targeted at 25% of salary earned during the year based on my evaluation of your diligence, and effectiveness at achieving your 2006 objectives. The incentive bonus will be decided as soon as is practically possible following the end of 2006. You must be employed on the payment date to receive the incentive bonus.

The incentive bonus for 2007 will be a mixture of financial performance targets and specific individual objectives. The incentive bonus will be set up such that the 25% target level is expected to be achieved or surpassed, while the 50% level requires achievement of stretch objectives. The highly paid 200% level is expected to be rare and paid in response to great achievement by the division that results in extraordinary creation of value for the stockholders and growth and profitability for the division.

This plan starts as of your first day of employment and will remain in effect until it is supplanted by a new plan on or after January 1, 2007 effective January 1, 2007.

7. Additional Details

Should your employment with the Company terminate (i) within the four (4) months prior to a Change of Control, or (ii) your employment with the Company terminates within the twelve (12) months following a Change of Control, and either of these terminations is: (A) an involuntary termination by the Company other than for Cause, or (B) a Voluntary Termination for Good Reason (as defined herein), then the Company shall provide you with the following benefits:

1. Vesting of all 80,000 new hire option shares will accelerate such that all of such shares become fully-vested and immediately exercisable.

2. Within thirty (30) days of the triggering event, a lump sum payment (less applicable withholding) in an amount equal to 8 months of your base salary in effect as of the date of such termination.

3. Payment of your cobra benefits for the number of months severance that you receive.

Employment Offer Letter (continued)

The following terms referred to in this Employment Offer Letter shall have the following meanings:

(a) Cause. Termination shall be for "Cause" if:

(i) Employee neglects duties he is required to perform or violates a written policy of Company, other than as a result of incapacity due to physical or mental illness, and, after (A) being warned in writing, and (B) having had a reasonable opportunity to cure (the length of such cure period to be determined by taking into account the nature of the conduct resulting in the warning, but in no event to be less than 30 days), continues to neglect such duties or violate the specified Company policy;

(ii) Employee commits a material act of dishonesty or fraud;

    (iii) Employee is convicted of any felony; or
    (iv) Employee is convicted of any crime related to his employment

(b) Good Reason. "Good Reason" in the context of Voluntary Termination for Good Reason means any one or more of the following:

(i) a significant reduction in Employee's title, authority, duties or reporting relationships, unless there is no reduction in Employee's Base Salary, incentive compensation, equity compensation, relocation assistance, or other benefits received by Employee as a result of the Change in Control;

(ii) without Employee's express written consent, the relocation of Employee's principal place of employment to a location more than thirty (30) miles from Employee's current place of work;

(iii) any failure by Company or its affiliates to pay, or any reduction by Company or its affiliates of, Employee's Base Salary, incentive compensation, equity compensation, relocation assistance, or other benefits received by Employee prior to the Change of Control, unless such failure to pay or reduction is completely cured by Company within a thirty (30) day period immediately following written notice from Employee to Company of such failure or reduction.

(c) Change in Control. "Change in Control" means:

(i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any person, entity or group of persons acting in concert;

(ii) any transaction or series of related transactions that results in any Person (as defined in Section 13(h)(8)(E) under the Securities Exchange Act of 1934) becoming the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than fifty percent (50%) of the aggregate voting power of all classes of common equity of the Company, except if such Person is (A) a subsidiary of the Company, (B) an employee stock ownership plan for employees of the Company, or (C) a company formed to hold the Company's common equity securities and whose shareholders constituted, at the time such company became such holding company, substantially all the shareholders of the Company;

(iii) a change in the composition of the Company's Board of Directors occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

(iv) the consummation of a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the

Employment Offer Letter (continued)

voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

_/s/ PAUL A. MARSHALL_______ _/s/ GERHARD BEENEN_________________

Paul A. Marshall Accepted by Gerhard Beenen

President and CEO

Sunrise Telecom Incorporated advises that conditions of employment may change from time to time without prior notice, and that any such changes could affect one or more of the above employment descriptions. Employment with Sunrise Telecom is at-will and may be terminated by either Gerhard Beenen or Sunrise Telecom for any reason at any time. Employment offer contingent upon verification of background. Offer expires August 23, 2006.